             As filed with the Securities and Exchange Commission
                                on May  , 1998

                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   Form S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                        TRUE NORTH COMMUNICATIONS INC.
                 ____________________________________________
            (Exact name of Registrant as specified in its charter)

Delaware                                         36-1088161
--------------------------------                 -------------------------------
(State or other jurisdiction                     (IRS Employer
of incorporation or organization                 Identification No.)

101 East Erie Street
Chicago, Illinois                                60611-2897
---------------------------------                -------------------------------
(Address of Principal                            (Zip Code)
Executive Office)

                        TRUE NORTH COMMUNICATIONS INC.
                             STOCK OPTION PLAN AND
                      OUTSIDE DIRECTOR STOCK OPTION PLAN
             -----------------------------------------------------
                           (Full title of the plans)


                         Theodore J. Theophilos, Esq.
                 Executive Vice President and General Counsel
                        True North Communications Inc.
                             101 East Erie Street
                            Chicago, IL  60611-2897
                 ---------------------------------------------

                    (Name and address of agent for service)

                                (312) 425-6500
             ____________________________________________________
         (Telephone number, including area code, of agent for service)

===============================================================================================
                                CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------
                    Amount to           Proposed           Proposed maximum          Amount of
Securities to be        be          maximum offering      aggregate offering        registration
  registered        registered      price per share              price                   fee
------------------------------------------------------------------------------------------------
Common Stock      4,500,000 shs         $32.34  (1)        $145,530,000  (1)        $42,932  (1)
------------------------------------------------------------------------------------------------
Preferred Stock
 Purchase Rights  4,500,000 rts                 (2)                      (2)                  (2)
=================================================================================================

(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low sales prices reported for shares of the Common Stock in the New York Stock Exchange Composite Transactions on May 13, 1998, which was $32 6/18.

(2) The Company's Preferred Stock Purchase Rights are initially attached to and traded with the shares of Common Stock of the Company being registered hereunder. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

          The following documents heretofore filed (File Number 1-5029) by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

3. The description of the Common Stock contained in the Registration Statement on Form S-4 (Registration No. 333-41189) under the caption "Description of True North Common Stock" filed by the Registrant with the SEC on November 26, 1997, including any amendments or reports filed for the purpose of updating such description; and

4. The description of the Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed by the Registrant with the SEC on November 18, 1988, including any amendments or reports filed for the purpose of updating such description.

          All reports and other documents filed by the Registrant pursuant to
Section 13(a), 13(c) 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

          Not applicable.

Item 5. Interests of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Directors and Officers.

          Under Section 145 of the Delaware General Corporation Law, Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Registrant's Bylaws also provide that Registrant will indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law.

          Registrant's Certificate of Incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Registrant or its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, or for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

          Furthermore, Registrant has secured insurance covering Registrant and its directors and officers and those of its principal subsidiaries against certain liabilities.

Item 7. Exemptions from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

               (a) The following is a list of Exhibits included as part of this Registration Statement. Items marked with a single asterisk are filed herewith.

        4.1 Restated Certificate of Incorporation, as amended, of Registrant (incorporated by reference to Exhibit 3(i) to True North's Annual Report on Form 10-K for the year ended December 31, 1994).

        4.2 Certificate of Ownership and Merger changing Registrant's name to True North Communications Inc. (incorporated by reference to Exhibit (3)(i) to Registrant's Current Report on Form 8-K dated December 9, 1994).

        4.3 Bylaws, as amended, of Registrant (incorporated by reference to Exhibit 4.4 to Registrant's Post-Effective Amendment No. 1 on Form S-8, dated March 17, 1998 to Registrant's Registration Statement on Form S-4, No. 333-41189, filed November 26, 1997).

        4.4 Certificate of Correction filed to Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit
               10.2 to Registrant's Current Report on Form 8-K dated June 10,
               1997).

        4.5 Certificate of Increase of Shares Designated as Series A Junior Participating Preferred Stock, as filed in Delaware on December 3, 1997 (incorporated by reference to Exhibit 4.5 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

     4.6 Certificate of Amendment to Restated Certificate of Incorporation filed in Delaware on December 30, 1997 (incorporated by reference to Exhibit 4.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

     4.7 Rights Agreement dated as of November 16, 1988 between Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A filed on November 18, 1988).

     4.8   Stock Option Plan of Registrant (incorporated by reference to Exhibit
           10.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

    *4.9   Amendments to Registrant's Stock Option Plan adopted March 3, 1998.

     4.10 Outside Director Stock Option Plan of Registrant (incorporated by reference to Appendix A to Registrant's Proxy Statement dated March 31, 1992 for the Annual Meeting of Stockholders held on May 20,
           1992).

    *4.11 Amendments to Registrant's Outside Director Stock Option Plan adopted November 13, 1996.

    *5.1   Opinion of Sidley & Austin.

   *23.1   Consent of Arthur Andersen LLP.

   *23.2   Consent of Sidley & Austin (included in Exhibit 5.1).

   *24.1   Power of Attorney.

           (b)  Not applicable.

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table of the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 15, 1998.

                                   TRUE NORTH COMMUNICATIONS INC.


                                   By:  /s/  BRUCE MASON
                                   ------------------------------------
                                                Bruce Mason
                                         Chief Executive Officer

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



              Signature                          Title                         Date
              ---------                          -----                         ----

           /s/ BRUCE MASON              Chief Executive Officer            May 15, 1998
--------------------------------------   and Director (principal
             Bruce Mason                 executive officer)


         /s/ DONALD L. SEELEY           Executive Vice President and       May 15, 1998
--------------------------------------   Chief Financial Officer
           Donald L. Seeley              (principal financial officer)


          /s/ JOHN J. REZICH            Vice President and Controller      May 15, 1998
--------------------------------------   (principal accounting officer)
            John J. Rezich


                  *                     Director and President             May 15, 1998
--------------------------------------
       Charles D. Peebler, Jr.


                  *                     Director and non-executive         May 15, 1998
--------------------------------------   Chairman
         Richard S. Braddock


                  *                     Director                           May 15, 1998
--------------------------------------
            David A. Bell


                  *                     Director                           May 15, 1998
--------------------------------------
        Donald M. Elliman, Jr.


                  *                     Director                           May 15, 1998
--------------------------------------
           W. Grant Gregory


                  *                     Director                           May 15, 1998
--------------------------------------
         Leo-Arthur Kelmenson


                  *                     Director                           May 15, 1998
--------------------------------------
           Richard P. Mayer


                  *                     Director                           May 15, 1998
--------------------------------------
          Michael E. Murphy


                  *                     Director                           May 15, 1998
--------------------------------------
           J. Brendan Ryan

              *                  Director            May 15, 1998
-----------------------------
     Stephen T. Vehslage



*By /s/ THEODORE J. THEOPHILOS                       May 15, 1998
    ---------------------------------
    Theodore J. Theophilos, Executive
     Vice President, General Counsel
     and Attorney-in-Fact